EXHIBIT K

Section 906 Certification

Certification of CEO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes–Oxley Act of 2002

Pursuant to 18 U.S.C. sec. 1350, the undersigned officers of Santander BanCorp (the "Registrant") hereby certifies, to such officer´s knowledge, that the Annual Report on Form 10–K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	March 20, 2003	By:	/s/José Ramón González
President and Chief Executive
Officer

Date:	March 20, 2003	By:	/s/ Maria Calero
Executive Vice President and
Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to Santander BanCorp and will be retained by Santander BanCorp and furnished to the Securities and Exchange Commission or its staff upon request.